Exhibit 32.03

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Gregg Buckbinder, certify that (i) the Annual Report of Global Macro Trust (the “Trust”) on Form 10-K for the period ending December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Gregg Buckbinder

Gregg Buckbinder

Chief Financial and Operating Officer

Millburn Ridgefield Corporation

Managing Owner, Global Macro Trust

March 27, 2014